UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/24/2005

SIZELER PROPERTY INVESTORS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-09349

MD	72-1082589
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2542 Williams Blvd., Kenner, LA 70062
(Address of Principal Executive Offices, Including Zip Code)

504-471-6271
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

The American Jobs Creation Act of 2004 was signed into law on October 22, 2004 and resulted in the enactment of new Section 409A of the Internal Revenue Code. Section 409A imposes a number of requirements on non-qualified deferred compensation plans, primarily relating to the timing of elections and distributions, and is effective for deferrals made after December 31, 2004.

Sizeler Property Investors, Inc. (the "Company") previously entered into deferred compensation agreements with certain officers of the Company under which deferrals for years prior to 2005 were credited to the individual officer's account. To bring the Company's deferred compensation arrangement into compliance with new Section 409A, on February 25, 2005 the Company entered into new Nonelective Deferred Compensation Agreements with Sidney W. Lassen, Chief Executive Officer of the Company, Thomas A. Masilla, Jr., President of the Company, James W. Brodie, Vice President of the Company and Guy M. Cheramie, Chief Financial Officer of the Company (collectively, the "Agreements"). The Company wishes to continue to provide for compensation that will become payable to the executive upon retirement or other termination of employment to the extent vested. Annually, a nonelective deferral, in an amount determined by the Compensation Committee, will be credited to the executive's bookkeeping account and will be subject to the imputation of investment experience and forfeitures. The Agreements provide that no further amounts will be credited under the earlier deferred compensation agreements after 2004.

The Company also entered into a Trust Agreement in connection with Agreements (the "Trust") with Hibernia National Bank as the trustee. The Trust will be a "rabbi trust" and will be used to hold the amounts equal to the deferred compensation credited to the executives under the Agreements and the earnings from the investment of such amounts.

The foregoing summary description of the Agreements and the Trust does not purport to be complete and is qualified in its entirety by reference to the Agreements and the Trust, copies of which are attached hereto as exhibits in Item 9.01 and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Ex. 10.1        Trust Agreement between the Company and Hibernia National Bank dated February 24, 2005.
Ex. 10.2        Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and Sidney W. Lassen.
Ex. 10.3        Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and Thomas A. Masilla, Jr.
Ex. 10.4        Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and James W. Brodie.
Ex. 10.5        Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and Guy M. Cheramie.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS INC

Date: March 01, 2005.	By:	/s/ Guy M. Cheramie
Guy M. Cheramie
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Trust Agreement between the Company and Hibernia National Bank dated February 24, 2005.
EX-10.2	Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and Sidney W. Lassen.
EX-10.3	Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and Thomas A. Masilla, Jr.
EX-10.4	Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and James W. Brodie.
EX-10.5	Nonelective Deferred Compensation Agreement effective January 1, 2005, entered into between the Company and Guy M. Cheramie.